Exhibit 23(ii)

William L. Butcher & Associates

Accounting Consulting & Tax

Everett-(425) 335-0603                     Fax-(425) 335-3567

Consent of Independent Certified Public Accountants

Soundworks International, Inc.

Rolling Bay, Washington

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated February 7, 2002 relating to the financial statements of  Soundworks International, Inc.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

William L. Butcher & Associates

/s/ William L. Butcher

Everett, Washington

February 7, 2002